UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2021

HC2 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of The Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HCHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On March 15, 2021, HC2 Holdings, Inc. (“HC2”) announced that its subsidiary, DBM Global Inc. (“Buyer”), entered into a Membership Interest Purchase Agreement, dated March 12, 2021 (the “Agreement”), with Bridge Fabrication Banker Holdings LLC, The Banker Family Irrevocable Trust #3 U/A/D December 22, 2009, Chesley F. McPhatter, III, Richard Plant (collectively, the “Sellers”), and Bridge Fabrication Banker Holdings LLC, in its capacity as the representative of the Sellers (the “Sellers’ Representative”), pursuant to which Buyer will acquire 100% of the limited liability company membership interests of Banker Steel Holdco LLC (“Banker Steel”; such transaction, the “Acquisition”) for a purchase price of $145.0 million, including the assumption of certain existing indebtedness, subject to certain adjustments.

Consummation of the Acquisition is subject to the satisfaction or waiver of certain customary closing conditions, including (a) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers), (b) each party’s compliance with its agreements and covenants contained in the Agreement, (c) Buyer obtaining equity and debt financing on terms and conditions satisfactory to Buyer, (d) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired, and (e) the absence of any law, ordinance, rule, regulation, order, judgment or decree being in effect that restrains or enjoins, or otherwise prohibits or makes illegal, the consummation of the Acquisition.

The Agreement contains customary representations, warranties and covenants, including those restricting the operation of the business and its subsidiaries prior to the closing without the consent of Buyer. The parties have agreed to use reasonable best efforts to obtain approval of the proposed transactions under applicable antitrust laws, as more fully set forth in, and subject to the terms and conditions of, the Agreement.

Either Buyer or the Sellers’ Representative may terminate the Agreement (i) if any non-appealable final action has been issued by a governmental entity permanently restraining, enjoining or otherwise prohibiting the consummation of the Acquisition or (ii) the Acquisition is not consummated by May 31, 2021 (provided that the failure to consummate the Acquisition by such date was not caused by a breach under the Agreement by the party seeking to terminate the Agreement). Buyer may terminate the Agreement if the Sellers or the Sellers’ Representative are in breach under the Agreement such that certain conditions to the closing are incapable of being satisfied and such breach is not cured in the time period specified in the Agreement. The Sellers’ Representative may terminate the Agreement if Buyer is in breach under the Agreement such that certain conditions to the closing are incapable of being satisfied and such breach is not cured in the time period specified in the Agreement. The Agreement may also be terminated by mutual written consent of Buyer and the Sellers’ Representative. Subject to the satisfaction or waiver of the closing conditions set forth in the Agreement, the Acquisition is expected to close in the second quarter of 2021.

The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, filed as Exhibit 2.1 hereto and incorporated herein by reference. This summary and the copy of the Agreement are intended to provide information regarding the terms of the Agreement and are not intended to modify or supplement any factual disclosures about HC2 in public reports filed with the Securities and Exchange Commission (“SEC”). In particular, the Agreement and this summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to any party to the Agreement. The Agreement includes representations, warranties and covenants of the Sellers made solely for the benefit of the parties to the Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the Agreement and may be subject to important qualifications and limitations agreed to by the parties to the Agreement in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to HC2’s filings with the SEC or may have been used for purposes of allocating risk among the parties (including HC2), rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the parties to the Agreement or any of their respective subsidiaries or affiliates (including HC2).

Item 7.01.	Regulation FD Disclosure.

On March 15, 2021, HC2 issued a press release regarding the announcement of the Acquisition, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Item No.	Description
2.1
Membership Interest Purchase Agreement, dated March 12, 2021 by and among DBM Global Inc., Bridge Fabrication Banker Holdings LLC, The Banker Family Irrevocable Trust #3 U/A/D December 22, 2009, Chesley F. McPhatter, III, Richard Plant and Bridge Fabrication Banker Holdings LLC

99.1	Press Release, dated March 15, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2021

HC2 Holdings, Inc. (Registrant)

By:	/s/ Michael J. Sena
Name:	Michael J. Sena
Title:	Chief Financial Officer